Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Stacy Feit, Financial Relations Board	Darryl Cater, Media Relations Coordinator
(312) 640-6779	(630) 218-8000 x4896
sfeit@frbir.com	cater@inlandgroup.com

INLAND REAL ESTATE CORPORATION

REPORTS $0.37 FFO PER SHARE FOR FIRST QUARTER 2007

OAK BROOK, Ill. (May 9, 2007) – Inland Real Estate Corporation (NYSE: IRC) today announced financial results for the first quarter ended March 31, 2007.

Highlights

•

Funds from operations (FFO) of $24.2 million or $0.37 per share (basic and diluted) for the three months ended March 31, 2007, representing increases of 9.0% and 12.1%, respectively

•

Net income of $11.7 million or $0.18 per share (basic and diluted), for the three months ended March 31, 2007, an increase of 18.2% and 20.0%, respectively

•

Portfolio was 95.6% leased as of March 31, 2007

•

A total of 73 new and renewal leases were executed for the rental of 189,000 aggregate square feet during the quarter; new lease activity increased 43.3% over expiring rates

•

The Company completed 75% of annual acquisitions target for its 1031 Exchange Tenant in Common joint venture with Inland Real Estate Exchange Corporation

Financial Results

The Company reported that FFO, a widely accepted measure of performance for real estate investment trusts (REITs), for the three months ended March 31, 2007 was $24.2 million, an increase of 9.0% compared to $22.2 million for the three months ended March 31, 2006.  On a per share basis, FFO was $0.37 (basic and diluted) for the three months ended March 31, 2007, an increase of $0.04 or 12.1% over the three months ended March 31, 2006.  The increases in FFO and FFO per share are primarily due to two transactions.  First, the Company sold its interest in a single property joint venture that resulted in a gain of approximately $1.9 million or $0.03 per share.  Second, the Company sold an undeveloped land parcel through one of its development joint ventures for a net gain after tax of approximately $0.7 million, or $0.01 per share.

The Company reported that net income was $11.7 million for the three months ended March 31, 2007, an increase of 18.2% compared to net income of $9.9 million for the three months ended March 31, 2006.  On a per share basis, net income was $0.18 per share (basic and diluted) for the three months ended March 31, 2007, an increase of 20.0% compared to $0.15 per share (basic and diluted) for the three months ended March 31, 2006.  The increase in net income is due to the aforementioned sales.  A reconciliation of FFO to net income and FFO per share to earnings per share is provided at the end of this news release.

“We continued to establish a solid platform for growth during the first quarter,” said Robert Parks, President and Chief Executive Officer of Inland Real Estate Corporation.  “We delivered strong across-the-board performance, including 12.1 and 20.0 percent increases in FFO per share and net income per share, respectively.  The Company also generated a 43.3% increase in new leases and executed 51,000 square feet of new, previously unleased space.  Finally, I am pleased to report that we have substantially completed our targeted acquisitions for the year within our 1031 Exchange Tenant in Common joint venture.  In reaching this goal we have effectively closed our acquisition pipeline for the remainder of 2007 for this venture and anticipate recognizing income from these acquisitions in the third quarter.”

Portfolio Performance
Total revenues increased 10.1% to $48.1 million for the three months ended March 31, 2007, from $43.7 million for the three months ended March 31, 2006

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three month period during each year.  A total of 125 of the Company’s investment properties satisfied this criterion during these periods and are referred to as “same store” properties.  Net operating income increased $0.4 million or 1.5% to $29.5 million (excluding the impact of straight-line and intangible lease rent) on the same store portfolio for the three months ended March 31, 2007, from $29.1 million one year ago.  The quarterly increase is primarily the result of positive leasing spreads.

EBITDA increased 8.8% to $37.0 million for the three months ended March 31, 2007, compared to $34.0 million for the three months ended March 31, 2006.  A definition and reconciliation of EBITDA to income from continuing operations is provided at the end of this news release.

Balance Sheet, Market Value and Liquidity
EBITDA coverage of interest expense was 2.8 times for the three months ended March 31, 2007.  The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service and incur debt.

At March 31, 2007, the Company had an equity market capitalization of $1.2 billion and $1.0 billion of total debt outstanding (including its pro-rata share of debt in unconsolidated joint ventures) for a total market capitalization of $2.2 billion and a debt-to-total market capitalization of 46.6%.  Including the convertible notes, approximately 88% of this debt was fixed at a weighted average interest rate of 5.22%.  At March 31, 2007, the Company had $45 million outstanding on its unsecured line of credit, which the Company uses for acquisitions, capital improvements, tenant improvements, leasing costs and working capital.

Leasing
The Company reports that leasing activity remains strong throughout its portfolio.  For the three months ended March 31, 2007, the Company executed 21 new and 52 renewal leases, aggregating approximately 189,000 square feet.  The 21 new leases comprise approximately 50,000 square feet with an average rental rate of $19.25 per square foot, a 43.3% increase over the average expiring rate.  The 52 renewal leases comprise approximately 139,000 square feet with an average rental rate of $18.41 per square foot, a 22.1% increase over the average expiring rate.  The Company also signed 6 leases for approximately 51,000 square feet of new, previously un-leased space.  As of March 31, 2007, the Company’s portfolio was 95.6% leased, compared to 95.9% leased as of March 31, 2006, and 96.4% leased as of December 31, 2006.

Acquisitions
During the first quarter, the Company acquired for its joint venture with Inland Real Estate Exchange Corporation (IREX), a free standing, 73,000 square foot Best Buy store in Burbank, Illinois for $10.1 million, and the 463,000 square foot FMC Technologies headquarters in Houston, Texas for $65.0 million.

Dispositions

For the quarter ended March 31, 2007, the Company sold a 25 acre land parcel through one of its development joint ventures for approximately $5.4 million.

Joint Venture Activity

During the quarter, the Company acquired for $4.5 million a partnership interest in a development in Clermont, Florida with the Paradise Group for the development of approximately 53 acres of fully entitled land into 167,000 square feet of multi-tenant retail space plus out-parcels available for sale or ground lease.

Dividends
In February and March, the Company paid monthly cash dividends to stockholders of $0.08 per common share.  In April, the Company paid an increased monthly dividend of $0.08167 per common share.  The annual dividend is currently $0.98 per share.

Guidance
The Company expects that FFO per common share (basic and diluted) for the full year 2007 will be in the range of $1.40 to $1.43.

Conference Call/Webcast
The Company will host a management conference call to discuss its financial results on Wednesday, May 9, 2007 at 11:00 a.m. CDT (12:00 noon EDT).  Hosting the conference call for the Company will be Robert Parks, President and Chief Executive Officer, Mark Zalatoris, Chief Operating Officer, Brett Brown, Chief Financial Officer and Scott Carr, President of Property Management. The conference call can be accessed by dialing 877-407-0782, or 201-689-8567 for international callers.  The Company recommends that participants dial in at least ten minutes prior to the scheduled start of the call.  The conference call also will be available via live webcast on the Company’s website at www.inlandrealestate.com.  The conference call will be recorded and available for replay beginning at 1:00 p.m. CDT (2:00 p.m. EDT) on May 9, and will be available until 12:00 midnight on Wednesday, May 16, 2007.  Interested parties can access the replay of the conference call by dialing 877-660-6853, or 201-612-7415 for international callers.  The replay passcode is Account # 286 and Conference ID # 239627.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust (REIT) that currently owns interests in 147 neighborhood, community, lifestyle and single-tenant retail centers located primarily in the Midwestern United States, with aggregate leasable space of approximately 14 million square feet.  Additional information on Inland Real Estate Corporation, including a copy of the Company’s supplemental financial information for the three-months ended March 31, 2007, is available at www.inlandrealestate.com.

This press release contains forward-looking statements.  Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements.  For a more complete discussion of these risks and uncertainties, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets
March 31, 2007 and December 31, 2006
(In thousands except per share data)

Assets

	March 31, 2007 (unaudited)	December 31, 2006
Investment properties:
Land	$337,810	337,896
Construction in progress	1,062	434
Building and improvements	989,447	926,014

	1,328,319	1,264,344
Less accumulated depreciation	227,408	218,808

Net investment properties	1,100,911	1,045,536

Cash and cash equivalents	24,734	27,569
Investment in securities (net of an unrealized loss of $958 and $546 at March 31, 2007 and December 31, 2006, respectively)	16,079	16,777
Restricted cash	8,655	4,044
Accounts and rents receivable (net of provision for doubtful accounts of $1,980 and $1,990 at March 31, 2007 and December 31, 2006, respectively)	40,035	33,668
Mortgages receivable	28,923	27,848
Investment in and advances to unconsolidated joint ventures	74,502	74,890
Deposits and other assets	5,966	3,864
Acquired above market lease intangibles (net of accumulated amortization of $2,466 and $2,450 at March 31, 2007 and December 31, 2006, respectively)	2,944	3,118
Acquired in-place lease intangibles (net of accumulated amortization of $7,231 and $6,534 at March 31, 2007 and December 31, 2006, respectively)	27,886	21,102
Leasing fees (net of accumulated amortization of $1,658 and $1,572 at March 31, 2007 and December 31,2006, respectively)	3,516	3,378
Loan fees (net of accumulated amortization of $4,331 and $4,107 at March 31, 2007 and December 31, 2006, respectively)	7,440	7,367

Total assets	$1,341,591	1,269,161

INLAND REAL ESTATE CORPORATION
Consolidated Balance Sheets (continued)
March 31, 2007 and December 31, 2006
(In thousands except per share data)

Liabilities and Stockholders' Equity

	March 31, 2007 (unaudited)	December 31, 2006
Liabilities:
Accounts payable and accrued expenses	$6,178	5,558
Acquired below market lease intangibles (net of accumulated amortization of $3,767 and $3,535 at March 31, 2007 and December 31, 2006, respectively)	4,278	4,537
Accrued interest	6,153	3,683
Accrued real estate taxes	25,473	24,425
Distributions payable	5,321	5,205
Security and other deposits	2,452	2,466
Mortgages payable	669,938	622,280
Line of credit	45,000	28,000
Convertible notes	180,000	180,000
Prepaid rents and unearned income	3,945	2,596
Other liabilities	15,635	10,363

Total liabilities	964,373	889,113

Commitments and contingencies

Minority interest	2,922	3,065

Stockholders' Equity:
Preferred stock, $0.01 par value, 6,000 Shares authorized; none issued and outstanding at March 31, 2007 and December 31, 2006	-	-
Common stock, $0.01 par value, 500,000 Shares authorized; 65,150 and 65,059 Shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	651	650
Additional paid-in capital (net of offering costs of $58,816)	606,899	605,133
Accumulated distributions in excess of net income	(232,296)	(228,254)
Accumulated other comprehensive loss	(958)	(546)

Total stockholders' equity	374,296	376,983

Total liabilities and stockholders' equity	$1,341,591	1,269,161

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three months ended March 31, 2007 and 2006 (unaudited)
(In thousands except per share data)

	Three months ended March 31, 2007	Three months ended March 31, 2006
Revenues:
Rental income	$32,255	31,503
Tenant recoveries	14,951	11,994
Other property income	878	242

Total revenues	48,084	43,739

Expenses:
Property operating expenses	8,292	5,354
Real estate tax expense	8,238	8,259
Depreciation and amortization	10,124	10,572
General and administrative expenses	3,309	2,184

Total expenses	29,963	26,369

Operating income	18,121	17,370

Other income	1,359	1,128
Fee income from unconsolidated joint ventures	525	660
Gain on sale of investment properties	-	492
Gain on sale of joint venture interest	1,922	-
Interest expense	(11,580)	(10,343)
Minority interest	(108)	(391)

Income before equity in earnings of unconsolidated joint ventures, income tax expense of taxable REIT subsidiary and discontinued operations	10,239	8,916

Income tax expense of taxable REIT subsidiary	(451)	(53)
Equity in earnings of unconsolidated joint ventures	1,933	1,097

Income from continuing operations	11,721	9,960

Discontinued operations:
Loss from discontinued operations (including loss on sale of investment properties $195 for the three months ended March 31, 2006)	(28)	(84)

Net income available to common stockholders	11,693	9,876

Other comprehensive income:
Unrealized loss on investment securities	(412)	(199)

Comprehensive income	$11,281	9,677

INLAND REAL ESTATE CORPORATION
Consolidated Statements of Operations
For the three months ended March 31, 2007 and 2006 (unaudited)
(In thousands except per share data)

	Three months ended March 31, 2007	Three months ended March 31, 2006

Basic and diluted earnings available to common shares per weighted average common share:

Income from continuing operations	$0.18	0.15
Discontinued operations	-	-

Net income available to common stockholders per weighted average common share – basic and diluted	$0.18	0.15

Weighted average number of common shares outstanding – basic	65,040	67,489

Weighted average number of common shares outstanding – diluted	65,109	67,558

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated partnership and joint ventures in which the REIT holds an interest.  We have adopted the NAREIT definition for computing FFO.  Management uses the calculation of FFO for several reasons.  We use FFO in conjunction with our acquisition policy to determine investment capitalization strategy and we also use FFO to compare our performance to that of other REITs in our peer group.  Additionally, FFO is used in certain employment agreements to determine incentives payable by us to certain executives, based on our performance.  The calculation of FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO whereas items that are expensed reduce FFO.  Consequently, our presentation of FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO does not represent cash flows from operations as defined by U.S. GAAP, it is not indicative of cash available to fund all cash flow needs and liquidity, including our ability to pay distributions and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.  The following table reflects our FFO for the periods presented, reconciled to net income available to common stockholders for these periods:

	Three months ended March 31, 2007	Three months ended March 31, 2006

Net income available to common stockholders (1)	$11,693	9,876
Gain on sale of investment properties, net of minority interest	-	(61)
Gain on non-operating property (2)	-	157
Equity in depreciation and amortization of unconsolidated ventures	2,462	1,770
Amortization on in-place lease intangibles	697	732
Amortization on leasing commissions	168	195
Depreciation, net of minority interest	9,175	9,533

Funds From Operations	$24,195	22,202

Net income available to common stockholders per weighted average common share – basic and diluted	$0.18	0.15

Funds From Operations, per weighted average common share, basic and diluted	$0.37	0.33

Weighted average number of common shares outstanding, basic	65,040	67,489

Weighted average number of common shares outstanding, diluted	65,109	67,558

(1)

Includes gain on sale of joint venture interest of $1,922 in 2007.

(2)

For 2007, included in net income is gain on sale of non-operating property of $737, net of tax through one of the Company's unconsolidated development joint ventures.

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense.  We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance.  By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure.  By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio.  Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing.  EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

	Three months ended March 31, 2007	Three months ended March 31, 2006

Income from continuing operations	$11,721	9,960
Gain on non-operating property (1)	(1,188)	(257)
Income tax expense of taxable REIT subsidiary	451	-
Income (loss) from discontinued operations	(28)	111
Interest expense	11,580	10,343
Interest expense associated with discontinued operations	-	35
Interest expense associated with unconsolidated joint ventures	1,858	1,327
Depreciation and amortization	10,124	10,572
Depreciation and amortization associated with discontinued operations	-	106
Depreciation and amortization associated with unconsolidated joint ventures	2,462	1,710

EBITDA	$36,980	33,907

Total interest expense	$13,438	11,705

EBITDA: Interest expense coverage ratio	2.8 x	2.9 x

(1)

For 2007, this includes gain on sale of non-operating property through one of the Company's unconsolidated development joint ventures, which is included in equity in earnings from unconsolidated joint ventures on the accompanying consolidated statements of operations.